Exhibit 10.19

* Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

THIRD AMENDMENT TO PATENT LICENSE AGREEMENT

between

STC.UNM and ONCOTHYREON INC.

THIS THIRD AMENDMENT TO PATENT LICENSE AGREEMENT (“Third Amendment”) is made effective as of October 13, 2015 (the “Third Amendment Effective Date”) by and between STC.UNM (hereinafter referred to as “STC”), a New Mexico nonprofit corporation, with its principal office at 801 University Boulevard SE, Suite 101, Albuquerque, New Mexico 87106, and ONCOTHYREON INC. (hereinafter referred to as “Oncothyreon”), a Delaware corporation with a principal office at 2601 Fourth Avenue, Suite 500, Seattle, WA 98121. As of the Third Amendment Effective Date, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1. Background of Third Amendment. STC and Oncothyreon are parties to a Patent License Agreement (STC Ref. No. 2013-0170) effective June 30, 2014, as amended on February 2, 2015 (the “First Amendment”) and September 15, 2015 (the “Second Amendment”) (together, the “License Agreement”). The parties desire to enter into this Third Amendment to expand the scope of the License Agreement to cover certain additional patent applications and to clarify certain provisions of the License Agreement. Capitalized terms in this Third Amendment, unless defined herein, shall have the meanings ascribed to such terms in the License Agreement.

2. Amendment of Section 2.10. Section 2.10 of the License Agreement is hereby amended to read in its entirety as follows:

The parties agree that all patents or patent applications on any inventions or discoveries covering or related to protocells that are: (a) owned by STC, and (1) name the same Inventors as any of the Licensed Patents and (2) are developed pursuant to the Sponsored Research Agreement by and between the University and LICENSEE, dated as of July 14, 2014 as amended (the “Sponsored Research Agreement”); or, (b) name the same Inventors as any of the Licensed Patents (including, for clarity, Principal Investigator, whether as the sole inventor or as a co-inventor with other Inventors of the Licensed Patents or with LICENSEE’s employees or contractors) and cover subject matter conceived and/or reduced to practice by Principal Investigator in performance of the Research (whether solely by Principal Investigator or jointly with other Inventors of the Licensed Patents or LICENSEE’s employees or contractors), to the extent STC is named as, or otherwise becomes, the commercialization manager pursuant to the MOU and/or the Letter Agreement for such patents or patent applications referenced in this subsection (b), shall be added to this Agreement as a Licensed Patent and shall be subject to the terms and conditions of this Agreement, including the royalty obligations set out herein, at LICENSEE’s election without the need for any further action by the parties upon

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receipt by STC of LICENSEE’s notice of election, provided that LICENSEE shall pay to STC an amount equal to $[*] for each such Licensed Patent LICENSEE elects to add to this Agreement in accordance with this Section 2.10, such payment to be made within thirty (30) days following receipt of STC’s invoice. The provisions of subsection (a) above shall apply notwithstanding anything to the contrary in Section 7(c)(ii) of the Sponsored Research Agreement. STC will promptly notify LICENSEE of any such patent applications. For clarity, a patent or patent application shall be deemed to meet the “same Inventors” requirement under the preceding subsections (a)(1) and (b) to the extent such patent or patent application names at least one (1) inventor that is an Inventor of any of the Licensed Patents (which may be the Principal Investigator) and does not name any other inventor (i.e., other than an Inventor of any of the Licensed Patents) that is employed by the University of New Mexico or for whom STC otherwise serves as the commercialization manager with respect to the patent or patent application in question. In addition, the parties agree that to the extent that STC owns any rights under patents and patent applications claiming any inventions or discoveries covering or related to protocells but that are not covered by subsections (a) or (b) above, the parties agree to discuss in good faith adding such patents or patent applications as Licensed Patents under this Agreement. For clarity, nothing in this Agreement shall be construed to limit LICENSEE’s joint ownership rights in and to any invention conceived or reduced to practice by Principal Investigator jointly with LICENSEE’s employees or contractors, or LICENSEE’s ability to claim or exploit, without any duty to account, any such joint ownership rights.

3. Election Pursuant to Section 2.10. Pursuant to Section 2.10 of the License Agreement, the patent applications identified on Schedule 1 attached hereto are hereby added to the License Agreement as additional Licensed Patents as of the Third Amendment Effective Date. In consideration for such addition, LICENSEE shall pay to STC an amount equal to $[*] (i.e., $[*] per patent application). This Section 3 shall constitute LICENSEE’s notice of election pursuant to Section 2.10 of the License Agreement with respect to the patent applications identified on Schedule 1. This Section 3 is subject to Section 5 of this Third Amendment.

4. Additional Patent Application. The patent application identified on Schedule 2 attached hereto is hereby added to the License Agreement as an additional Licensed Patent as of the Third Amendment Effective Date, and shall be subject to the terms and conditions of the License Agreement, including the royalty obligations set out therein. In consideration for such addition, LICENSEE shall pay to STC an amount equal to $[*]. This Section 4 is subject to Section 5 of this Third Amendment.

5. Commercialization Agreement. LICENSEE acknowledges that the patent applications identified on Schedule 1 and Schedule 2 attached hereto are owned jointly by STC and Sandia. Unless and until STC and Sandia enter into a Commercialization Agreement with respect to such patent applications, Sandia retains all rights of a joint patent owner with respect to such applications, including the power to grant licenses with respect to such applications. Following execution of this Third Amendment, STC agrees to use commercially reasonable efforts to negotiate and execute a Commercialization Agreement with Sandia with respect to such patent applications. Upon the execution of a Commercialization Agreement by STC and

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Sandia with respect to any such patent application, such application shall be a Commercialization Agreement Licensed Patent under the License Agreement. STC shall notify LICENSEE of the execution of each such Commercialization Agreement, and any limitations imposed by Sandia under the Commercialization Agreement, including any fields of use for which Sandia has retained the right to grant licenses. Upon the execution of a Commercialization Agreement by STC and Sandia with respect to any such patent application, STC shall provide LICENSEE with a revised Exhibit A, reflecting the change of the applicable patent application to a Commercialization Agreement Licensed Patent under the License Agreement.

6. Payment Terms. Following execution of this Third Amendment, STC shall invoice LICENSEE for the amounts due to STC under Sections 3 and 4, and LICENSEE shall pay such amount to STC within thirty (30) days following receipt of such invoice.

7. Updated Exhibit A. Exhibit A of the License Agreement is hereby replaced in its entirety with Exhibit A attached hereto.

8. Ratification. Except as amended hereby, all other terms and conditions of the License Agreement are ratified and confirmed and remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Third Amendment to be executed by its duly authorized representative on the respective dates entered below, effective as of the Third Amendment Effective Date.

[signature page follows]

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LICENSOR: STC.UNM		LICENSEE: ONCOTHYREON INC.

By:	/s/ Elizabeth J. Kuuttila	By:	/s/ Robert L. Kirkman

	Elizabeth J. Kuuttila	Printed Name:	Robert L. Kirkman
	President & CEO	Title:	President & CEO

Date:	10/31/15	Date:	10/13/15

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SCHEDULE 1

PATENT APPLICATIONS ADDED PURSUANT TO SECTION 2.10

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*Confidential Treatment Requested.

SCHEDULE 2

ADDITIONAL PATENT APPLICATION

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*Confidential Treatment Requested.

EXHIBIT A

LICENSED PATENTS

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STC – Alpine Biosciences Third Amendment License No. 2013-0170 [*]

*Confidential Treatment Requested.